UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2019

Cemtrex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37464	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

276 Greenpoint Ave. BLD 8 Suite 208 Brooklyn, NY	11222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market
Series 1 Preferred Stock	CETXP	Nasdaq Capital Market
Series 1 Warrants	CETXW	Nasdaq Capital Market

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information provided in Item 5.02 concerning the entry into a material definitive agreement is incorporated by reference in this Item 1.01.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 5.02 concerning unregistered sales of equity securities is incorporated by reference in this Item 3.02.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 3, 2019, the board of directors appointed Mr. Aron Govil to act as our Chief Financial Officer. Mr. Govil was previously serving as our interim Chief Financial Officer effective March 22, 2019.

Aron Govil has been with the Company since December 2004. In June 2014, Mr. Govil resigned as Chairman of the Company. Mr. Govil is also President of Ducon Technologies Inc., a privately held company engaged in engineering and construction business since 1996. Aron Govil is also the Chairman & CEO of Ducon Infratechnologies Ltd., a company listed on the National Stock exchange of India. Mr. Govil is a director of Vicon Industries, Inc. Mr. Govil is also the sole officer and director of Telidyne, Inc., a technology platform company offering digital and mobile payments on behalf of consumers and merchants worldwide, and has started, developed and sold several companies since 1985 in the environmental, energy, technology, and entertainment fields. Mr. Govil has extensive and diversified experience in mergers & acquisitions, IPOs, enterprise creation, and bank financings. Mr. Govil holds a B.E. degree in Chemical Engineering and M.B.A. in Finance.

There are no family relationships between Mr. Govil and any of our directors or executive officers, except that Aron Govil is the father of Saagar Govil, our Chief Executive Officer.

Aside from the following and what is contained in our SEC filings, Mr. Govil has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On October 3, 2017, we entered into an employment agreement with Mr. Govil. Under the agreement, we agreed to compensate Mr. Govil $250,000 annually and we granted him a one-time issuance of 100,000 shares of our newly created Series C Preferred Stock. Those shares will be formally issued in the coming days. Mr. Govil is also eligible for annual bonus compensation, stock options, and stock grants based on performance metrics outlined by our board of directors. He is entitled to vacation and sick days, and other benefits included in the agreement.

A copy of the employment agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On October 3, 2013, pursuant to Article IV of our Articles of Incorporation, our Board of Directors voted to designate a class of preferred stock entitled Series C Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series C Preferred Stock are entitled to the number of votes equal to the result of (i) the total number of shares of Common Stock outstanding at the time of such vote multiplied by 10.01, and divided by (ii) the total number of shares of Series C Preferred Stock outstanding at the time of such vote, at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration, including the election of directors.

The rights of the holders of Series C Preferred Stock are defined in the relevant Certificate of Designation filed with the Delaware Secretary of State on October 7, 2019, attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series C Preferred Stock, dated October 7, 2019
10.1	Employment Agreement, dated October 3, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer

Date: October 8, 2019

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